As filed with the Securities and Exchange Commission on September 15, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-11

FOR REGISTRATION UNDER

THE SECURITIES ACT OF 1933 OF SECURITIES

OF CERTAIN REAL ESTATE COMPANIES

InPoint Commercial Real Estate Income, Inc.

(Exact Name of Registrant as Specified in Governing Instruments)

2901 Butterfield Road

Oak Brook, Illinois 60523

(800) 826-8228

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Inland InPoint Advisor, LLC

Robert H. Baum

2901 Butterfield Road

Oak Brook, Illinois 60523

(630) 218-4900

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Marc Tolchin	Rosemarie A. Thurston	Robert K. Smith
Wendy Ruberti	Michael J. Kessler	James V. Davidson
SPCRE InPoint Advisors, LLC	Alston & Bird LLP	Hunton Andrews Kurth LLP
375 Park Avenue, 33rd Floor	1201 W Peachtree St NW	2200 Pennsylvania Avenue NW
New York, New York 10152	Atlanta, Georgia 30309	Washington, DC 20037
Telephone (212) 895-2280	Telephone: (404) 881-4417	Telephone: (202) 955-1500

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒333-258802

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1) (2)	Amount of Registration Fee
Series A Cumulative Redeemable Preferred Stock, par value $0.001 per share	$14,375,000	$1,568.32

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Includes shares that may be issued pursuant to the underwriters’ option to purchase additional shares.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, by InPoint Commercial Real Estate Income, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “SEC”), and hereby incorporates by reference into this Registration Statement the contents of the Registration Statement on Form S-11 (File No. 333-258802), including the preliminary prospectus and the exhibits thereto, initially filed on August 13, 2021, and declared effective on September 15, 2021, as amended by pre-effective amendments thereto (the “Prior Registration Statement”).

EXHIBIT INDEX

The following exhibits are filed as part of this registration statement on Form S-11:

Exhibit Number	Description

5.1	Opinion of Venable LLP as to Legality of Securities offered hereby

8.1	Opinion of Alston & Bird LLP with respect to certain Tax Matters

23.1	Consent of Venable LLP (contained in its opinion filed as Exhibit 5.1)

23.2	Consent of Alston & Bird LLP (contained in its opinion filed as Exhibit 8.1)

23.3	Consent of KPMG LLP

24.1	Power of Attorney (included in the signature page to the Prior Registration Statement)

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Oak Brook, State of Illinois on September 15, 2021.

INPOINT COMMERCIAL REAL ESTATE INCOME, INC.
By:	/s/ Mitchell A. Sabshon
Name:	Mitchell A. Sabshon
Title:	Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Mitchell A. Sabshon	Chief Executive Officer, President and Chairman	September 15, 2021
Mitchell A. Sabshon	(Principal Executive Officer)

* Donald MacKinnon	President and Director	September 15, 2021

* Catherine L. Lynch	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	September 15, 2021

* Norman A. Feinstein	Director	September 15, 2021

* Cynthia Foster Curry	Director	September 15, 2021

* Robert N. Jenkins	Director	September 15, 2021

*By:	/s/ Mitchell A. Sabshon
Mitchell A. Sabshon Attorney-in-fact